Exhibit 10.32
AMENDMENT NUMBER 1
TO THE
WILLBROS GROUP, INC.
MANAGEMENT SEVERANCE PLAN
1. Introduction. On September 29, 2005, the Board of Directors of Willbros Group, Inc. (the “Company”) approved and adopted the Willbros Group, Inc. Management Severance Plan (the “Plan”). Under the Plan, a selected employee is eligible to receive certain severance benefits in the event his or her employment is terminated by the Company or its successor within the one-year period following a Change in Control, as such term is defined in the Plan.
On January 24, 2006, the Board of Directors of the Company authorized the amendment and restatement of the Plan in order to provide the selected employee with additional financial protection following a Change in Control (as such term is defined in the Plan, as amended and restated), effective January 24, 2006 (the “Amended Plan”).
2. Purpose. The sole purpose of this Amendment is to amend certain periods of time which are specified in Article III. of the Amended Plan, so that the period of time within which an employee may terminate employment from the Employer following a Change in Control (as defined in the Amended Plan) and still receive a Severance Benefit (as defined in the Amended Plan), is extended from a one-year period to a two-year period following a Change in Control (as defined in the Amended Plan).
3. Amendment. In Article III. of the Amended Plan, Subsection 3.2.1, in both subparagraph 3.2.1.1 and 3.2.1.2, in the third line of each subparagraph, the word and corresponding parenthetical number “one (1)” are deleted, and the word and corresponding parenthetical number “two (2)” shall be substituted therefore, such that subparagraphs 3.2.1.1 and 3.2.1.2 shall be replaced and substituted in their entirety, and shall read as follows:
“3.2.1.1 Except as set forth in Subsection 3.2.2. hereof, any termination of employment of a Participant with an Employer by action of the Employer within two (2) years following a Change in Control (excluding any transfer to another Employer) shall entitle the Participant to a Severance Benefit under Subsection 3.3.1 hereof.
3.2.1.2 Any termination of employment of a Participant with an Employer pursuant to a resignation by the Participant for Good Reason within two (2) years following a Change in Control shall entitle the Participant to a Severance Benefit under Subsection 3.3.1 hereof.”
4. No Change. Except as specifically set forth herein, this Amendment does not otherwise change, modify, or amend any other terms of the Amended Plan.
Amendment Number 1
Willbros Group, Inc.
Management Severance Plan
As amended and restated effective January 24, 2006

5. Effective Date. This Amendment shall take effect as of the date that the Board of Directors of the Company approved such Amendment; and therefore, shall be effective as of the 2nd day of March, 2006.
Executed on this 10th day of April, 2006.

ATTEST:	WILLBROS GROUP, INC.

/s/ Dennis G. Berryhill	By:	/s/ Michael F. Curran

Dennis G. Berryhill		Michael F. Curran
Secretary		Chairman of the Board and
Chief Executive Officer
Amendment Number 1
Willbros Group, Inc.
Management Severance Plan
As amended and restated effective January 24, 2006

2

WILLBROS GROUP, INC.
MANAGEMENT SEVERANCE PLAN

(As Amended and Restated Effective January 24, 2006)
WHEREAS, WILLBROS GROUP, INC. (the “Company”) has heretofore adopted the WILLBROS GROUP, INC. MANAGEMENT SEVERANCE PLAN, hereinafter referred to as the “Plan,” for the benefit of certain designated participants; and
WHEREAS, the Company desires to amend the Plan in several respects, and restate the Plan, intending thereby to provide an uninterrupted and continuing program of benefits;
NOW THEREFORE, the Plan is hereby restated in its entirety as follows with no interruption in time, effective as of January 24, 2006, except as otherwise indicated herein:
ARTICLE I. DEFINITIONS
1.1 Definitions. In addition to the terms defined elsewhere herein, the following words and phrases, when used herein with initial capital letters, shall have the following respective meanings:
1.1.1 “Act” means the United States Securities and Exchange Act of 1934, as amended.
1.1.2 “Annual Base Compensation” means the amount a Participant is entitled to receive as wages or salary on an annualized basis, excluding all bonus, overtime and incentive compensation, payable by an Employer as consideration for the Participant’s services.
1.1.3 “Board” means the Board of Directors of the Company.
1.1.4 “Change in Control” means and shall be deemed to have occurred if (i) any Person, other than the Company or a Related Party, is or becomes the “beneficial owner” (as defined in Rule 13d-3 under the Act), directly or indirectly, of securities of the Company representing thirty percent (30%) or more of the total voting power of all the then outstanding Voting Securities, (ii) any Person, other than the Company or a Related Party, purchases or otherwise acquires under a tender offer, securities representing thirty percent (30%) or more of the total voting power of all the then outstanding Voting Securities, (iii) the individuals (a) who as of September 29, 2005 (with respect to the Company) constitute the Board, or (b) who thereafter are elected to the Board and whose election, or nomination for election, to the Board was approved by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors as of September 29, 2005 (with respect to the Company) or whose election or nomination for election was previously so approved, cease for any reason to constitute a majority of the members of the Board, (iv) the stockholders of the Company approve a merger, consolidation, recapitalization or reorganization of the Company or an acquisition by the Company, or any such transaction is consummated if stockholder approval is not obtained (other than any such merger, consolidation, recapitalization, reorganization, acquisition or transaction which would result in the Voting Securities outstanding immediately prior thereto continuing to represent, either by remaining outstanding or by being converted into voting securities of the surviving entity (or if the surviving entity is a subsidiary of another entity, then of the parent entity of such surviving entity), at least sixty percent (60%) of the total voting power represented by the voting securities of the surviving entity (or parent entity) outstanding immediately after such transaction and in or as a result of which the voting rights of each Voting Security relative to the voting rights of all other Voting Securities are not materially altered), (v) the stockholders approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all of the Company’s assets, other than any such transaction which would result in a Related Party owning or acquiring more than fifty percent (50%) of the assets owned by the Company immediately prior to the transaction, or (vi) the Board or the appropriate committee thereof adopts a resolution to the effect that a Change in Control has occurred.
1.1.5 “Code” means the United States Internal Revenue Code of 1986, as amended.
1.1.6 “Company” means Willbros Group, Inc. and any successor thereto.
1.1.7 “Disability” means a physical or mental incapacity of a Participant which substantially prevents the Participant, after reasonable accommodation, from performing the essential functions of the Participant’s duties as they existed immediately prior to a Change in Control on a full-time basis for a period of six (6) calendar months out of any twelve (12) consecutive calendar month period and which could reasonably be expected to continue for a period of at least eighteen (18) months following such twelve (12) month period.
1.1.8 “Effective Date” means January 24, 2006 as to this restatement of the Plan with respect to the Company and each Subsidiary that has adopted the Plan prior to such date. If a Subsidiary adopts the Plan after such date, then the Effective Date for such Subsidiary and its Employees who are Participants shall be the date specified in the document by which the Subsidiary adopts the Plan. The Plan was originally effective as of September 29, 2005.
1.1.9 “Employee” means an employee of an Employer.
1.1.10 “Employer” means the Company or a Subsidiary which has adopted the Plan pursuant to Article IV hereof.
Willbros Group, Inc.
Management Severance Plan
As Amended and Restated effective January 24, 2006

1.1.11 “ERISA” means the United States Employee Retirement Income Security Act of 1974, as amended.
1.1.12 “Good Reason” means the occurrence, within one (1) year following a Change in Control, of any of the following events, unless the Participant has consented thereto:
(i) any reduction in the rate of the Participant’s Annual Base Compensation;
(ii) a change in the location of a Participant’s principal place of employment by the Employer by fifty (50) miles or more from the location where he was principally employed immediately prior to the date on which a Change in Control occurs;
(iii) a significant reduction in the nature or scope of a Participant’s authorities or duties from those applicable to such Participant immediately prior to the date on which a Change in Control occurs; or
(iv) any assignment by the Employer to a Participant of a position or duties that are materially and substantially inconsistent with the Participant’s area of expertise while employed by the Employer.
1.1.13 “Incentive Plan” means any of the Company’s stock option plans, management incentive plans, sales incentive plans and other incentive or bonus plans or arrangements in existence on September 29, 2005, or any additional or successor plans in effect on or before the relevant date of termination and providing substantially equivalent or better incentive opportunities for Employees.
1.1.14 “Participant” means an Employee selected for participation in the Plan pursuant to Section 2.1 hereof.
1.1.15 “Person” shall have the meaning assigned in the Act.
1.1.16 “Plan” means the Willbros Group, Inc. Management Severance Plan, as amended from time to time.
1.1.17 “Related Party” means (i) a Subsidiary, (ii) an employee or group of employees of the Company or any Subsidiary, (iii) a trustee or other fiduciary holding securities under an employee benefit plan of the Company or any Subsidiary, or (iv) a corporation owned directly or indirectly by the stockholders of the Company in substantially the same proportion as their ownership of stock of the Company.
1.1.18 “Severance Benefit” means the amounts payable and benefits provided in accordance with Section 3.3 hereof.
Willbros Group, Inc.
Management Severance Plan
As Amended and Restated effective January 24, 2006

1.1.19 “Severance Compensation” means, with respect to each Participant, the sum of the following:
(i) the greater of such Participant’s Annual Base Compensation at the rate in effect (a) immediately prior to the date of the Change in Control, or (b) on the date of such Participant’s termination of employment; and
(ii) the Participant’s greatest annual cash bonus received during the thirty-six (36) month period ending on the date of the Change in Control.
1.1.20 “Subsidiary” means any corporation, partnership, limited liability company or joint venture in which the Company, directly or indirectly, holds a majority of the voting power of such corporation’s outstanding shares of capital stock or a majority of the capital or profits interests of such partnership, limited liability company, or joint venture.
1.1.21 “Voting Securities” means any securities of the Company which carry the right to vote generally in the election of directors.
1.1.22 “Willbros Employee Benefits Committee” means the committee appointed by the Board to administer the Plan.
ARTICLE II. ELIGIBILITY
2.1 Participation. An Employee shall be entitled to be a Participant if the Employee is selected for participation by the Board and signs a letter any time prior to the time a Change in Control occurs agreeing to the terms of the Plan.
2.2 Duration of Participation. A Participant shall cease to be a Participant when the Participant ceases to be an Employee, unless such Participant is then entitled to a Severance Benefit. A Participant entitled to a Severance Benefit shall remain a Participant until the full amount of the Severance Benefit has been provided to such Participant.
ARTICLE III. SEVERANCE BENEFITAND GROSS-UP PAYMENT
3.1 Right to Severance Benefit. A Participant shall be entitled to receive a Severance Benefit from the Participant’s Employer (or the Company in accordance with Article IV hereof) if the Participant’s employment by the Employer shall terminate for any reason specified in Subsection 3.2.1 hereof.
3.2 Termination of Employment.
3.2.1. Terminations Which Give Rise to a Severance Benefit Under This Plan.
3.2.1.1 Except as set forth in Subsection 3.2.2 hereof, any termination of employment of a Participant with an Employer by action of the Employer within one (1) year following a Change in Control (excluding any transfer to another Employer) shall entitle the Participant to a Severance Benefit under Subsection 3.3.1 hereof.
Willbros Group, Inc.
Management Severance Plan
As Amended and Restated effective January 24, 2006

3.2.1.2 Any termination of employment of a Participant with an Employer pursuant to a resignation by the Participant for Good Reason within one (1) year following a Change in Control shall entitle the Participant to a Severance Benefit under Subsection 3.3.1 hereof.
3.2.2 Terminations Which Do Not Give Rise to a Severance Benefit Under This Plan. If a Participant’s employment with an Employer is terminated for cause (as defined below), by reason of the Participant’s voluntary resignation (other than a resignation described in Subsection 3.2.1.2 hereof), or due to the sale of a business (as defined below), the Participant shall not be entitled to a Severance Benefit, regardless of the occurrence of a Change in Control.
3.2.2.1 A “termination for cause” shall have occurred when a Participant is terminated for (i) willful failure by the Participant to substantially perform Participant’s duties, other than any such failure resulting from a Disability, which results in a significantly adverse effect upon the Company or a Subsidiary, (ii) gross negligence or willful misconduct of the Participant which results in a significantly adverse effect upon the Company or a Subsidiary, or (iii) willful violation or disregard by the Participant of any published policy of the Company or Participant’s Employer which results in a significantly adverse effect upon the Company or a Subsidiary.
3.2.2.2 A “termination due to the sale of a business” shall have occurred when the Company or Participant’s Employer has sold or otherwise disposed of a Subsidiary, branch or other business unit (or all or substantially all of the assets thereof), in which the Participant was employed before such sale or disposition, to any Person, other than the Company or a Related Party (except an employee or group of employees of the Company or a Subsidiary), and the Participant has been offered employment with the acquiror of such Subsidiary, branch or unit on substantially the same terms and conditions under which the Participant worked for the Participant’s Employer.
3.3 Severance Benefit.
3.3.1 If a Participant’s employment is terminated under circumstances described in Subsection 3.2.1.1 or Subsection 3.2.1.2 hereof, the Participant shall be entitled to receive, without the necessity of a claim being made under Section 7.8 hereof, the following severance benefits, subject to reduction by reason of the limitation on the maximum amount of benefits under Section 3.5:
(i) a lump sum cash payment in an amount equal to one hundred percent (100%) of the Participant’s Severance Compensation, which shall be paid by the Participant’s Employer on the date such Participant’s termination of employment takes effect;
Willbros Group, Inc.
Management Severance Plan
As Amended and Restated effective January 24, 2006

(ii) a lump sum cash payment (which shall be paid by the Participant’s Employer at the same time the payment described in Subsection 3.3.1(i) hereof is paid) in an amount equal to the following formula: (a) the deemed aggregate annual target opportunity measured under all applicable Incentive Plans that could have been earned by such Participant for the fiscal year of the Employer during which such Participant’s termination of employment occurs (determined as if all applicable goals and targets had been satisfied in full), multiplied by (b) a fraction, the numerator of which is the number of days during the period beginning on the first day of such fiscal year and ending on the date such Participant’s termination of employment takes effect, and the denominator of which is 365;
(iii) an amount equal to (a) the actual cost incurred by such Participant for health continuation coverage under Part 6 of Title I of ERISA (including coverage of the Participant’s spouse and dependents, as the case may be) for a period of twelve (12) months from the date of termination of employment less (b) the cost the Participant would have incurred for comparable health coverage for such twelve (12) month period had the Participant been an employee during such period. Such amount shall be paid monthly on the date that the Participant pays the applicable premium for such health continuation coverage for such month. Nothing herein shall be deemed to adversely affect in any way the rights that a Participant may have for health continuation coverage under Part 6 of Title I of ERISA; and
(iv) an amount equal to the Participant’s costs for life insurance benefits, for a period of twelve (12) months following termination of employment, under the life insurance benefit plans maintained by the Employer on the day prior to such Participant’s termination of employment, which amount will be paid directly by the Employer on the date such Participant’s termination of employment takes effect.
3.3.2 The Severance Benefit shall be payable in addition to, and not in lieu of, all other accrued or vested or earned but deferred compensation, rights, options and other benefits which may be owed to a Participant under any other plan or arrangement following termination, including, but not limited to, accrued vacation or sick pay, amounts or benefits payable under any Incentive Plan, any life insurance plan, health plan, disability plan, or any similar or successor plans.
3.3.3 The Participant shall not be required to mitigate damages or the amount of Participant’s Severance Benefit by seeking other employment or otherwise, nor shall the amount of Participant’s Severance Benefit be reduced by any compensation earned by the Participant as a result of employment after Participant’s termination of employment with an Employer.
Willbros Group, Inc.
Management Severance Plan
As Amended and Restated effective January 24, 2006

3.3.4 This Plan is intended to be a welfare plan under Section 3(1) of ERISA, and if this Plan were found to be a pension plan under Section 3(2) of ERISA, the Plan is intended to qualify as a plan maintained for the purpose of providing deferred compensation for a select group of management or highly compensated employees, within the meaning of Sections 201(2), 301(3) and 401(a)(1) of ERISA. This Plan also is intended to be a summary plan description under Section 102 of ERISA. The Plan, as a summary plan description, has been written in a manner calculated to be understood by the average Participant of the Plan and to reasonably apprise the Participants and their beneficiaries of their rights and obligations under the Plan. Additional provisions of the Plan which are intended to satisfy the requirements of a summary plan description under Section 102 of ERISA are set out in Exhibit A, attached hereto and made a part hereof. A copy of the Plan shall be provided to each Participant.
3.4 Gross-Up Payment. Notwithstanding anything to the contrary in this Plan other than Section 3.5, if a Participant is a “disqualified individual” (as defined in Section 280G(c) of the Code) and if the Severance Benefit provided for in Section 3.3 hereof, together with any other payments or benefits which the Participant has the right to receive from the Company and the Subsidiaries (the “Payments”), would be subject to the excise tax imposed by Section 4999 of the Code, or any interest or penalties with respect to such excise tax (such excise tax, together with any such interest or penalties, are hereinafter collectively referred to as the “Excise Tax”), the Employer shall pay to such Participant an additional payment (a “Gross-up Payment”) in an amount (subject to reduction by reason of the limitation on the maximum amount of benefits under Section 3.5 hereof) such that after payment by such Participant of all taxes (including any interest or penalties imposed with respect to such taxes), including any Excise Tax imposed on any Gross-up Payment, the Participant retains an amount of the Gross-up Payment equal to the Excise Tax imposed upon the Payments. The Willbros Employee Benefits Committee shall make an initial determination as to whether a Gross-up Payment is required and the amount of any such Gross-up Payment. Any required Gross-up Payment shall be paid to the Participant on the date such Participant’s termination of employment takes effect. The Participant shall notify the Company immediately in writing of any claim by the Internal Revenue Service which, if successful, would require the Employer to make a Gross-up Payment (or a Gross-up Payment in excess of that, if any, initially determined by the Willbros Employee Benefits Committee) within five days of the receipt of such claim. The Company shall notify the Participant in writing at least five days prior to the due date of any response required with respect to such claim if it plans to contest the claim. If the Company decides to contest such claim, then the Participant shall cooperate fully with the Company in such action; provided, however, the Company shall bear and pay directly or indirectly all costs and expenses (including additional interest and penalties) incurred in connection with such action and shall indemnify and hold the Participant harmless, on an after-tax basis, for any Excise Tax or income tax, including interest and penalties with respect thereto, imposed as a result of the Company’s action. If, as a result of the Company’s action with respect to a claim, the Participant receives a refund of any amount paid by the Employer with respect to such claim, then the Participant shall promptly pay such refund to the Employer. If the Company fails to timely notify the Participant whether it will contest such claim or the Company determines not to contest such claim, then the Employer shall immediately pay to the Participant the portion of such claim, if any, which it has not previously paid to the Participant.
Willbros Group, Inc.
Management Severance Plan
As Amended and Restated effective January 24, 2006

3.5 Limitation on Severance Benefit. Notwithstanding anything to the contrary in this Plan, with respect to each Participant individually, the sum of the Severance Benefit provided in Section 3.3 and the Gross-up Payment under Section 3.4 hereof shall be limited to an amount which is no greater than one dollar ($1.00) less than the “Limitation Amount.” The “Limitation Amount” is an amount equal to two (2) times the lesser of (i) the sum of the Participant’s annual compensation (as defined in Code section 1.415-1(d)(2)) for services provided to the Participant’s Employer for the calendar year preceding the calendar year in which the Participant’s employment is terminated under circumstances described in Subsection 3.2.1 hereof; or (ii) the maximum amount that may be taken into account under a qualified plan pursuant to Code section 401(a)(17) for such year.
3.6 Payment Date Limitation. Notwithstanding anything to the contrary in this Plan, no payment under the Plan shall be paid later than the December 31 of the second calendar year following the calendar year in which occurs the termination of employment under circumstances described in Subsection 3.2.1.
3.7 Time of Payment; Section 409A Compliance. Notwithstanding any provision herein to the contrary, (a) subject to clause (b) of this sentence, any obligation under this Plan to make a payment on a specified date shall be deemed to have been satisfied in the event that such payment is made within ten (10) business days after such specified date, and (b) the Employer may delay any payment or benefit hereunder to the extent the Willbros Employee Benefits Committee reasonably believes such delay is necessary or appropriate in order to comply with or avoid the adverse tax consequences of Section 409A of the Code.
ARTICLE IV. PARTICIPATING EMPLOYERS
This Plan may be adopted by any Subsidiary. Upon such adoption, the Subsidiary shall become an Employer and the provisions of the Plan shall be fully applicable to the Employees of that Subsidiary who are designated Participants by the Board. This Plan establishes and vests in each Participant a contractual right to the relevant benefits hereunder, enforceable by the Participant against the Participant’s Employer. The Company agrees unconditionally to guarantee the performance by, and obligation of, each Employer under the Plan.
ARTICLE V. SUCCESSOR TO EMPLOYER
This Plan shall bind any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) which becomes such after a Change in Control has occurred to all or substantially all of the business and/or assets of any Employer in the same manner and to the same extent that the Employer would be obligated under this Plan if no succession had taken place. In the case of any transaction in which a successor (which becomes such after a Change in Control has occurred) would not by the foregoing provision or by operation of law be bound by this Plan, the Employer shall require such successor expressly and unconditionally to assume and agree to perform the Employer’s obligations under this Plan, in the same manner and to the same extent that the Employer would be required to perform if no such succession had taken place. The terms “Company” and “Employer,” as used in this Plan, shall mean the Company or an Employer, respectively, as hereinbefore defined and any successor or assignee to the business or assets which by reason hereof becomes bound by this Plan.
Willbros Group, Inc.
Management Severance Plan
As Amended and Restated effective January 24, 2006

ARTICLE VI. DURATION AND AMENDMENT
6.1 Duration. The initial term of the Plan shall be the period beginning on the Effective Date and ending on (and including) December 31, 2006. Beginning on the last day of such initial term, and on each successive anniversary of such date, the term of the Plan shall be extended automatically for an additional successive one (1)-year term; provided, however, that if, at least three (3) months prior to the last day of any such term, the Company shall give to the Participants written notice that no such automatic extension shall occur, then this Plan shall terminate on the last day of such term. This Plan shall remain in effect until so terminated by the Company. Failure of the Company to provide the required notice to Participants shall be considered as an extension of this Plan for an additional one (1)-year term. Notwithstanding anything to the contrary contained in this “sunset provision,” if a Change in Control occurs while this Plan is in effect, then this Plan shall not be subject to termination under this “sunset provision,” and this Plan shall remain in force for a period of one (1) year after such Change in Control, and if within said one-year period the contingency factors occur which would entitle a Participant to the benefits as provided herein, then this Plan shall remain in effect in accordance with its terms. If, within such one (1) year after a Change in Control, the contingency factors that would entitle a Participant to said benefits do not occur, thereupon this Plan shall terminate at the expiration of one (1) year after such Change in Control.
6.2 Amendment. The Plan may not be amended except for: (i) an amendment that increases the benefits payable under the Plan or otherwise constitutes a bona fide improvement of a Participant’s rights under the Plan, or (ii) an amendment which decreases the benefits of a Participant that is consented to in writing by such Participant or that is required in order for the plan to comply with applicable law or regulation.
ARTICLE VII. ADMINISTRATION
7.1 Fiduciaries. Under certain circumstances, the Board or the Willbros Employee Benefits Committee may be determined by a court of law to be a fiduciary with respect to a particular action under the Plan. As authorized by ERISA, to prevent any two parties to the Plan from being deemed co-fiduciaries with respect to a particular function, the Plan is intended, and should be construed, to allocate to each party to the Plan only those specific powers, duties, responsibilities, and obligations as are specifically granted to it under the Plan.
Willbros Group, Inc.
Management Severance Plan
As Amended and Restated effective January 24, 2006

7.2 Allocation of Responsibilities.
7.2.1 Board of Directors. The Board shall have exclusive authority and responsibility for:
(i)	The amendment or termination of this Plan in accordance with Sections 6.1 and 6.2 hereof; and

(ii)	The delegation to the Willbros Employee Benefits Committee of any authority and responsibility reserved herein to the Board.
7.2.2 Willbros Employee Benefits Committee. The Willbros Employee Benefits Committee shall serve as plan administrator and shall have exclusive authority and responsibility for those functions set forth in Section 7.3 hereof, in other provisions of this Plan, and in provisions of a trust used to pay benefits under this Plan.
7.3 Provisions Concerning the Willbros Employee Benefits Committee.
7.3.1 Membership and Voting. The Willbros Employee Benefits Committee shall serve as plan administrator. The Willbros Employee Benefits Committee shall consist of not less than three (3) members. The Willbros Employee Benefits Committee shall act by a majority of its members at the time in office, and such action may be taken by a vote at a meeting, in writing without a meeting, or by telephonic communications. Attendance at a meeting, in person or by telephone, shall constitute waiver of notice thereof. A member of the Willbros Employee Benefits Committee who is a Participant of the Plan shall not vote on any question relating specifically to such Participant. Any such action shall be voted or decided by a majority of the remaining members of the Willbros Employee Benefits Committee. The Willbros Employee Benefits Committee shall designate one of its members as the Chairman and shall appoint a Secretary who may, but need not, be a member thereof. The Willbros Employee Benefits Committee may appoint from its members such subcommittees with such powers as the Willbros Employee Benefits Committee shall determine.
7.3.2 Duties of the Willbros Employee Benefits Committee. The Willbros Employee Benefits Committee shall administer the Plan in accordance with its terms and shall have all the powers necessary to carry out such terms. The Willbros Employee Benefits Committee shall execute any certificate, instrument or other written direction on behalf of the Plan and may make any payment on behalf of the Plan. All interpretations of the Plan, and questions concerning its administration and application, shall be determined by the Willbros Employee Benefits Committee (or its delegate). The Willbros Employee Benefits Committee may appoint such accountants, counsel, specialists, and other persons as it deems necessary or desirable in connection with the administration of the Plan. Such accountants and counsel may, but need not, be accountants and counsel for the Company or a Related Party.
Willbros Group, Inc.
Management Severance Plan
As Amended and Restated effective January 24, 2006

7.4 Delegation of Responsibilities; Bonding.
7.4.1 Delegation and Allocation. The Board and the Willbros Employee Benefits Committee, respectively, shall have the authority to delegate or allocate, from time to time, by a written instrument, all or any part of their responsibilities under the Plan to such person or persons as each may deem advisable and in the same manner to revoke any such delegation or allocation of responsibility. Any action of a person in the exercise of such delegated or allocated responsibility shall have the same force and effect for all purposes hereunder as if such action had been taken by the Board or the Willbros Employee Benefits Committee, as the case may be. Neither the Company, any Employer, the Board, the Willbros Employee Benefits Committee nor any member thereof shall be liable for any acts or omissions of any such person, who shall periodically report to the Board or the Willbros Employee Benefits Committee, as applicable, concerning the discharge of the delegated or allocated responsibilities.
7.4.2 Bonding. The members of the Willbros Employee Benefits Committee shall serve without bond (except as expressly required by federal law) and without compensation for their services as such.
7.5 No Joint Fiduciary Responsibilities. This Plan is intended to allocate to each named fiduciary the individual responsibility for the prudent execution of the functions assigned to it, and none of such responsibilities and no other responsibility shall be shared by two or more of such named fiduciaries unless such sharing is provided for by a specific provision of the Plan. Whenever one named fiduciary is required herein to follow the directions of another named fiduciary, the two named fiduciaries shall not be deemed to have been assigned a shared responsibility, but the responsibility of a named fiduciary receiving such directions shall be to follow them insofar as such instructions are on their face proper under applicable law.
7.6 Information to be Supplied by Employer. Each Employer shall provide to the Willbros Employee Benefits Committee or its delegate such information as it shall from time to time need in the discharge of its duties.
7.7 Fiduciary Capacity. Any person or group of persons may serve in more than one fiduciary capacity with respect to the Plan.
7.8 Claims Procedures.
7.8.1 Definitions. For purposes of this Section 7.8, the following terms, when capitalized, will be defined as follows:
(i) Adverse Benefit Determination: Any denial, reduction or termination of or failure to provide or make payment (in whole or in part) for a Plan benefit, including any denial, reduction, termination or failure to provide or make payment that is based on a determination of a Claimant’s eligibility to participate in the Plan. Further, any invalidation of a claim for failure to comply with the claim submission procedure will be treated as an Adverse Benefit Determination.
Willbros Group, Inc.
Management Severance Plan
As Amended and Restated effective January 24, 2006

(ii) Benefits Administrator: The person or office, if any, to whom the Willbros Employee Benefits Committee has delegated day-to-day Plan administration responsibilities and who, pursuant to such delegation, processes Plan benefit claims in the ordinary course.
(iii) Claimant: A Participant or beneficiary or an authorized representative of such Participant or beneficiary who has filed or desires to file a claim for a Plan benefit.
7.8.2 Filing of Benefit Claim. A Claimant must file with the Willbros Employee Benefits Committee (or the Benefits Administrator) a written claim for benefits under the Plan on the form provided by, or in any other manner approved by, the Willbros Employee Benefits Committee. (For purposes of applying the time periods for benefit determination pursuant to Subsection 7.8.4 below, filing a claim with the Willbros Benefits Administrator will be treated as filing a claim with the Willbros Employee Benefits Committee.) In connection with the submission of a claim, the Claimant may examine the Plan and any other relevant documents relating to the claim, and may submit written comments relating to such claim to the Willbros Employee Benefits Committee coincident with the filing of the benefit claim form. Failure of a Claimant to comply with the claim submission procedure will invalidate such claim unless the Willbros Employee Benefits Committee in its discretion determines that it was not reasonably possible to provide such proof or comply with such procedure.
7.8.3 Processing of Benefit Claim. Upon receipt of fully completed benefit claim forms from a Claimant, the Willbros Employee Benefits Committee (or the Benefits Administrator) shall process such benefit claim considering (i) all materials submitted by the Claimant in connection with the claim, (ii) all Plan provisions pertaining to the benefit claim, and (iii) where appropriate, all information as to whether such Plan provisions have in the past been consistently applied with respect to other similarly situated Claimants. The Willbros Employee Benefits Committee (or the Benefits Administrator) shall process the claim within the time frame provided in Subsection 7.8.4 below.
7.8.4 Notification of Adverse Benefit Determination. In any case of an Adverse Benefit Determination of a claim for a Plan benefit, the Willbros Employee Benefits Committee shall furnish written notice to the affected Claimant within a reasonable period of time but not later than ninety (90) days after receipt of such claim for Plan benefits (or within one hundred and eighty (180) days if special circumstances necessitate an extension of the ninety-day period and the Claimant is informed of such extension in writing within the ninety-day period and is provided with an extension notice consisting of an explanation of the special circumstances requiring the extension of time and the date by which the benefit determination will be rendered). Any notice that denies a benefit claim of a Claimant in whole or in part shall, in a manner calculated to be understood by the Claimant:
(i) State the specific reason or reasons for the Adverse Benefit Determination;
(ii) Provide specific reference to pertinent Plan provisions on which the Adverse Benefit Determination is based;
Willbros Group, Inc.
Management Severance Plan
As Amended and Restated effective January 24, 2006

(iii) Describe any additional material or information necessary for the Claimant to perfect the claim and explain why such material or information is necessary; and
(iv) Describe the Plan’s review procedures and the time limits applicable to such procedures, including a statement of the Claimant’s right to bring a civil action under section 502(a) of ERISA following an Adverse Benefit Determination on review.
7.8.5 Review of Adverse Benefit Determination. A Claimant has the right to have an Adverse Benefit Determination reviewed in accordance with the following claims review procedure:
(i) The Claimant must submit a written request for such review to the Willbros Employee Benefits Committee not later than sixty (60) days following receipt by the Claimant of the Adverse Benefit Determination notification;
(ii) The Claimant shall have the opportunity to submit written comments, documents, records, and other information relating to the claim for benefits to the Willbros Employee Benefits Committee;
(iii) The Claimant shall have the right to have all comments, documents, records, and other information relating to the claim for benefits that have been submitted by the Claimant considered on review without regard to whether such comments, documents, records or information was considered in the initial benefit determination; and
(iv) The Claimant shall have reasonable access to, and copies of, all documents, records, and other information relevant to the claim for benefits free of charge upon request, including (a) documents, records or other information relied upon for the benefit determination, (b) documents, records or other information submitted, considered or generated without regard to whether such documents, records or other information were relied upon in making the benefit determination, and (c) documents, records or other information that demonstrates compliance with the standard claims procedure.
The decision on review by the Willbros Employee Benefits Committee will be binding and conclusive upon all persons, and the Claimant shall neither be required nor be permitted to pursue further appeals to the Willbros Employee Benefits Committee.
7.8.6 Notification of Benefit Determination on Review. Notice of the Willbros Employee Benefits Committee’s final benefit determination regarding an Adverse Benefit Determination will be furnished in writing or electronically to the Claimant after a full and fair review. Notice of an Adverse Benefit Determination upon review will:
(i) State the specific reason or reasons for the Adverse Benefit Determination;
Willbros Group, Inc.
Management Severance Plan
As Amended and Restated effective January 24, 2006

(ii) Provide specific reference to pertinent Plan provisions on which the Adverse Benefit Determination is based;
(iii) State that the Claimant is entitled to receive, upon request and free of charge, reasonable access to, and copies of, all documents, records, and other information relevant to the Claimant’s claim for benefits including (a) documents, records or other information relied upon for the benefit determination, (b) documents, records or other information submitted, considered or generated without regard to whether such documents, records or other information were relied upon in making the benefit determination, and (c) documents, records or other information that demonstrates compliance with the standard claims procedure; and
(iv) Describe the Claimant’s right to bring an action under section 502(a) of ERISA.
The Willbros Employee Benefits Committee shall notify a Claimant of its determination on review with respect to the Adverse Benefit Determination of the Claimant within a reasonable period of time but not later than sixty (60) days after the receipt of the Claimant’s request for review unless the Willbros Employee Benefits Committee determines that special circumstances require an extension of time for processing the review of the Adverse Benefit Determination. If the Willbros Employee Benefits Committee determines that such extension of time is required, written notice of the extension (which shall indicate the special circumstances requiring the extension and the date by which the Willbros Employee Benefits Committee expects to render the determination on review) shall be furnished to the Claimant prior to the termination of the initial sixty (60)-day review period. In no event shall such extension exceed a period of sixty (60) days from the end of the initial sixty (60)-day review period. In the event such extension is due to the Claimant’s failure to submit necessary information, the period for making the determination on a review will be tolled from the date on which the notification of the extension is sent to the Claimant until the date on which the Claimant responds to the request for additional information.
7.8.7 Exhaustion of Administrative Remedies. Completion of the claims procedures described in this Section 7.8 will be a condition precedent to the commencement of any legal or equitable action in connection with a claim for benefits under the Plan by a Claimant or by any other person or entity claiming rights individually or through a Claimant; provided, however, that the Willbros Employee Benefits Committee may, in its sole discretion, waive compliance with such claims procedures as a condition precedent to any such action.
7.8.8 Payment of Benefits. If the Willbros Employee Benefits Committee (or the Benefits Administrator) determines that a Claimant is entitled to a benefit hereunder, payment of such benefit will be made to such Claimant (or commence, as applicable) as soon as administratively practicable after the date the Willbros Employee Benefits Committee (or the Benefits Administrator) determines that such Claimant is entitled to such benefit or on such other date as may be established pursuant to the Plan provisions or, as applicable, designated by the Willbros Employee Benefits Committee.
Willbros Group, Inc.
Management Severance Plan
As Amended and Restated effective January 24, 2006

7.8.9 Authorized Representatives. An authorized representative may act on behalf of a Claimant in pursuing a benefit claim or an appeal of an Adverse Benefit Determination. An individual or entity will only be determined to be a Claimant’s authorized representative for such purposes if the Claimant has provided the Willbros Employee Benefits Committee with a written statement identifying such individual or entity as the Claimant’s authorized representative and describing the scope of the authority of such authorized representative. In the event a Claimant identifies an individual or entity as an authorized representative in writing to the Willbros Employee Benefits Committee but fails to describe the scope of the authority of such authorized representative, the Willbros Employee Benefits Committee shall assume that such authorized representative has full powers to act with respect to all matters pertaining to the Claimant’s benefit claim under the Plan or appeal of an Adverse Benefit Determination with respect to such benefit claim.
ARTICLE VIII. MISCELLANEOUS
8.1 Payment Obligations Absolute. Each Employer’s obligation to pay any amounts or to provide benefits continuation or any other benefits described in Sections 3.3 and 3.4 hereof shall be absolute and unconditional and shall not be affected by any circumstances, including, without limitation, any set-off, counterclaim, recoupment, defense or other right which the Company or any of its Subsidiaries may have against any Participant.
8.2 Indemnification. If a Participant institutes any legal action in seeking to obtain or enforce, or is required to defend in any legal action the validity or enforceability of, any right or benefit provided by the Plan, the Participant’s Employer shall, if the Participant prevails in such action, pay for all reasonable legal fees and expenses incurred by such Participant.
8.3 Employment Status. The Plan does not constitute a contract of employment or impose on the Participant or the Participant’s Employer any obligation to retain the Participant as an Employee, any restriction on changing the status of the Participant’s employment, or any restriction on changing the policies of the Company or its Subsidiaries regarding termination of employment.
8.4 Validity and Severability. The invalidity or unenforceability of any provision of the Plan shall not affect the validity or enforceability of any other provision of the Plan, which shall remain in full force and effect, and any prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.
8.5 Governing Law. The validity, interpretation, construction and performance of the Plan shall in all respects be governed by the laws of the United States and, to the extent not preempted by such laws, by the laws of the State of Texas, without regard to choice of law principles.
Willbros Group, Inc.
Management Severance Plan
As Amended and Restated effective January 24, 2006

8.6 Withholding and Payment of Taxes. The Company or the Subsidiaries may withhold from any amounts payable under the Plan all federal, state, local and/or other taxes as shall be legally required. In addition, subject to the provisions of Section 3.4 hereof, each Participant shall be solely responsible for the payment of all income, excise and other taxes which are individually levied on the Participant by any taxing authority with respect to any amount paid to such Participant under the Plan.
8.7 Obligations Unfunded. All benefits due a Participant under the Plan are unfunded and unsecured and are payable out of the general funds of the Employers. One or more Employers may establish a “grantor trust” for the payment of benefits and obligations hereunder, the assets of which shall be at all times subject to the claims of creditors as provided for in such trust.
8.8 Construction. For purposes of the Plan, the following rules of construction shall apply:
8.8.1 No act or failure to act on a Participant’s part shall be considered “willful” unless done or omitted to be done by the Participant not in good faith and without reasonable belief that such act or omission was in the best interest of the Company or a Subsidiary.
8.8.2 The word “or” is disjunctive but not necessarily exclusive.
8.8.3 Words in the singular include the plural; words in the plural include the singular; and words in the neuter gender include the masculine and feminine genders.
The Plan has been adopted by the Company to be effective as of the 24th day of January, 2006.

WILLBROS GROUP, INC.
By:	/s/ Michael F. Curran
Michael F. Curran
President & CEO
Willbros Group, Inc.
Management Severance Plan
As Amended and Restated effective January 24, 2006

EXHIBIT A
ADDITIONAL PROVISIONS OF THE SUMMARY PLAN
DESCRIPTION OF THE PLAN
I. General Plan Information:
Name of Plan: Willbros Group, Inc. Management Severance Plan (the “Plan”)
Plan Sponsor and Employer Identification Number:
Willbros Group, Inc.
c/o Willbros USA, Inc.
4400 Post Oak Parkway, Suite 1000
Houston, TX 77027

EIN: 98-0160660
Plan Number: Plan #50  _____
Type of Plan: Welfare Benefits
Type of Administration: Plan Administrator
Plan Administrator (and Agent for Service of Legal Process):
Willbros Employee Benefits Committee
c/o Willbros USA, Inc.
4400 Post Oak Parkway, Suite 1000
Houston, TX 77027
Plan Year: The Plan Year ends on the 31st day of December of each year.
II. The Statement of ERISA Rights.
As a Participant in the Plan, you are entitled to certain rights and protections under ERISA. ERISA provides that all Plan Participants shall be entitled to:
Receive Information About Your Plan and Benefits
*
Examine, without charge, at the Plan Administrator’s office and at other specified locations, such as worksites, all documents governing the Plan and a copy of the latest annual report (Form 5500 Series), if applicable, filed by the Plan with the U.S. Department of Labor and available at the Public Disclosure Room of the Pension and Welfare Benefit Administration.

Willbros Group, Inc.
Management Severance Plan
As Amended and Restated effective January 24, 2006

A-1

*
Obtain, upon written request to the Plan Administrator, copies of documents governing the operation of the Plan and copies of the latest annual report (Form 5500 Series), if applicable, and of the updated summary plan description. The Plan Administrator may make a reasonable charge for the copies.

*	Receive a summary of the Plan’s annual financial report, if applicable. The Plan Administrator is required by law to furnish each Participant with a copy of this summary annual report.
Prudent Actions by Plan Fiduciaries
In addition to creating rights for Plan Participants, ERISA imposes duties upon the people who are responsible for the operation of the employee benefit plan. The people who operate your Plan, called “fiduciaries” of the Plan, have a duty to do so prudently and in the interest of you and other Plan Participants and beneficiaries. No one, including your employer, your union, or any other person, may fire you or otherwise discriminate against you in any way to prevent you from obtaining a welfare benefit or exercising your rights under ERISA.
Enforce Your Rights
If your claim for a welfare benefit is denied or ignored, in whole or in part, you have a right to know why this was done, to obtain copies of documents relating to the decision without charge, and to appeal any denial, all within certain time schedules.
Under ERISA, there are steps you can take to enforce the above rights. For instance, if you request a copy of Plan documents or the latest annual report from the Plan and do not receive them within 30 days, you may file suit in a Federal court. In such a case, the court may require the Plan Administrator to provide the materials and pay you up to $110 a day until you receive the materials, unless the materials were not sent because of reasons beyond the control of the Plan Administrator. If you have a claim for benefits which is denied or ignored, in whole or in part, you may file suit in a state or Federal court. If it should happen that Plan fiduciaries misuse the Plan’s money, or if you are discriminated against for asserting your rights, you may seek assistance from the U.S. Department of Labor, or you may file suit in a Federal court. The court will decide who should pay court costs and legal fees. If you are successful, the court may order the person you have sued to pay these costs and fees. If you lose, the court may order you to pay these costs and fees, for example, if it finds your claim is frivolous.
Assistance with Your Questions
If you have any questions about your Plan, you should contact the Plan Administrator. If you have any questions about this statement or about your rights under ERISA, or if you need assistance in obtaining documents from the Plan Administrator, then you should contact the nearest office of the Employee Benefits Security Administration, U.S. Department of Labor, listed in your telephone directory or the Division of Technical Assistance and Inquiries, Employee Benefits Security Administration, U.S. Department of Labor, 200 Constitution Avenue N.W., Washington, D.C. 20210. You may also obtain certain publications about your rights and responsibilities under ERISA by calling the publications hotline of the Employee Benefits Security Administration.
Willbros Group, Inc.
Management Severance Plan
As Amended and Restated effective January 24, 2006

A-2